Exhibit 1

CONFIDENTIAL

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on September 18, 2025, by and between Qualigen Therapeutics, Inc., a Delaware corporation (the “Issuer”), and the undersigned investor (“Subscriber”).

WHEREAS, subject to the terms and conditions set forth in this Subscription Agreement and pursuant to the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Issuer desires to issue and sell to Subscriber, and Subscriber desires to purchase in cash or one or more of the cryptocurrencies listed on Schedule A hereto from the Issuer (i) the number of shares of the Issuer’s common stock, par value $0.001 per share (the “Common Stock,” and such purchased shares, the “Common Shares”), at a purchase price equal to $2.246 per Common Share (the “Common Share Purchase Price”) and/or (ii) the number of shares of the Issuer’s Series B preferred stock, par value $0.001 per share (the “Preferred Stock,” and such purchased shares, the “Preferred Shares” and together with the Common Shares and the Conversion Shares (as defined below), the “Securities”) set forth on the signature page hereto, if any, at a purchase price equal to $1,000.00 per Preferred Share (the “Preferred Share Purchase Price” and, the aggregate purchase price set forth on the signature page hereto for the Securities, the “Purchase Price”);

WHEREAS, the Issuer intends to use the net proceeds of the sale of Securities to facilitate the purchase of a pool of cryptocurrencies to the extent consistent with the Issuer’s investment policy, as amended or otherwise modified from time to time, and general corporate purposes;

WHEREAS, Univest Securities, LLC, in its capacity as placement agent for the offer and sale of the Securities (in such capacity, the “Placement Agent”) may identify and solicit certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, and each such “qualified institutional buyer” or institutional “accredited investor,” an “Other Subscriber”), each of which shall have entered into subscription agreements with the Issuer substantially similar to this Subscription Agreement contemporaneously herewith (the “Other Subscription Agreements”), pursuant to which such Other Subscribers have agreed to subscribe for and purchase, and the Issuer has agreed to issue and sell to such Other Subscribers, on the Closing Date (as defined herein), shares of Common Stock and/or Preferred Stock at the Common Share Purchase Price and/or the Preferred Share Purchase Price (the “Other Subscriptions”); and

WHEREAS, contemporaneously with the sale of the Common Shares and the Preferred Shares, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Issuer will agree to provide certain registration rights in respect of the Common Shares and the shares of Common Stock issuable upon conversion of the Preferred Stock (the “Conversion Shares”) in an amount up to the Exchange Cap (as defined below), under the Securities Act and applicable state securities laws.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the Issuer and Subscriber hereby agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Subscription Agreement, the following terms have the meetings set forth in this Section 1:

“Advisory Agreements” means the advisory agreements, between the Issuer and each of Cody Price, Campbell Becher and Robert Lim in form satisfactory to such directors and the Issuer.

“Board of Directors” means the board of directors of the Issuer.

“Certificate of Designations” means the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock to be filed prior to the Closing Date by the Issuer with the Secretary of State of Delaware, in the form of Exhibit A attached hereto.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Contingent Obligation” means, as to any Person, any direct liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Director Agreements” means the director agreements, between the Issuer and each of Kevin Richardson II, Braeden Lichti and Graydon Bensler in form satisfactory to such directors and the Issuer

“Disclosure Schedules” means the Disclosure Schedules of the Issuer delivered concurrently herewith.

“Exchange Cap” means the Company’s principal Trading Market’s limitation against a Purchaser’s acquisition of shares of Common Stock pursuant to the Transaction Documents, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to the Transaction Documents and the transactions contemplated thereby would exceed 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement, which number of shares would be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Trading Market.

“Fully Diluted Capitalization” means the sum of the total number of issued and outstanding shares of Common Stock (assuming the full conversion and exercise of all convertible and/or exercisable securities of the Issuer without regard to any vesting or limitations or restrictions on conversion or exercise) after giving effect to consummation of the transactions contemplated by this Subscription Agreement, including the issuance or deemed issuance of the Common Shares, the Preferred Shares and the Conversion Shares.

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including “capital leases” to the extent required by GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (vii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above.

“Intellectual Property” means all patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, copyright registrations, licenses, inventions, trade secrets, Internet domain names, Internet domain name registrations, technology, registrations, know-how and other intellectual property.

“Issuer’s Counsel” means Lucosky Brookman, LLP, with offices located at 100 Wood Avenue South, Woodbridge, New Jersey 08830.

“Lead Investor Agreement” means the Lead Investor Agreement dated the date hereof to be entered into by the Company and Faraday Future Intelligent Electric, Inc. (“Faraday”), substantially in the form of Exhibit E attached hereto

“Nasdaq” means The Nasdaq Capital Market.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” have the meaning set forth in the recitals hereto.

“Registrable Securities” means the Common Shares, the Conversion Shares and any shares of Common Stock issued or issuable in connection with this Subscription Agreement, the Other Subscription Agreements and the Preferred Stock as a result of any stock split or subdivision, stock dividend, recapitalization, exchange or similar event.

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Trading Market from the Issuer’s stockholders with respect to the transactions contemplated by this Subscription Agreement, including the issuance of Conversion Shares as an issuance greater than the Exchange Cap pursuant to Nasdaq Rule 5635 and the issuance of shares of Common Stock or Common Stock Equivalents to certain advisors of the Company in connection with the transactions contemplated by this Agreement.

“Stockholder Support Agreement” means the stockholder support agreement to be entered into by the directors and executive officers of the Issuer and the Persons set forth in Exhibit D hereto (which, for the avoidance doubt, shall not include the Subscriber) pursuant to which, among other things, they agree to vote in favor of Stockholder Approval, substantially in the form of Exhibit B attached hereto.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Subscription Agreement, the Other Subscription Agreements, the Certificate of Designations, the Registration Rights Agreement, the Lead Investor Agreement, the Stockholder Support Agreements, the Advisory Agreements and the Director Agreements.

2. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Common Shares and Preferred Shares, if any, set forth on the signature page hereto (such subscription and issuance, the “Subscription”).

3. Closing.

a. The closing of the Subscription contemplated hereby (the “Closing”) shall take place on the date on which the satisfaction or waiver of the conditions set forth in Sections 3.c, 3.d, and 3.e (other than those conditions that by their nature are to be satisfied at Closing, but without affecting the requirement that such conditions be satisfied or waived at Closing) (such date, the “Closing Date”) and is contingent upon the occurrence of the closing of Other Subscriptions, plus the Subscription, for an aggregate Purchase Price of at least $[ ] million. In the event that the Closing does not occur on or before the fourth (4th) Business Day following the date hereof, upon the request of one or more Subscribers, the Issuer shall promptly (but not later than two (2) Business Days thereafter) return the previously wired amount to such respective Subscriber by wire transfer of United States dollars in immediately available funds to the account specified by such Subscriber, and any book entries for the Common Shares or Preferred Shares, as applicable, contemplated to be issued to such Subscriber shall be deemed cancelled.

b. The Purchase Price shall be paid in either cash (the “Cash Purchase Price”), in the cryptocurrency stablecoin commonly referred to as USDC (“USDC”), or one or more of the cryptocurrencies set forth on Schedule A hereto (each, an “Authorized Cryptocurrency”), as mutually agreed between the Issuer and Subscriber, in such amounts as indicated in Subscriber’s signature page of this Subscription Agreement. If Subscriber elects to pay all or a portion of the Purchase Price in one or more Authorized Cryptocurrencies, then the number or amount of each such Authorized Cryptocurrency to be paid to Issuer shall equal the amount of the Purchase Price to by paid in such Authorized Cryptocurrency divided by the value of such Authorized Cryptocurrency set forth on Schedule A hereto.

(i) On or prior to the date the conditions set forth in Sections 3.c, 3.d and 3.e (other than those conditions that by their nature are to be satisfied at Closing) are waived or satisfied (the “Payment Deadline”), if Subscriber is paying in cash, Subscriber will pay its total Cash Purchase Price by wire transfer of immediately available funds in accordance with wire instructions provided by the Issuer to Subscriber. On or prior to the Closing Date, if Subscriber is paying all or a portion of its Purchase Price in Authorized Cryptocurrency (the “Cryptocurrency Purchase Price”), Subscriber will pay the amount of such Cryptocurrency Purchase Price, as applicable, in such Authorized Cryptocurrency, free and clear of any liens, encumbrances or other restrictions, to the Issuer’s wallet address in accordance with the written instructions provided by the Issuer to Subscriber.

(ii) At the Closing, the Issuer shall deliver or cause to be delivered to Subscriber a number of Securities, registered in the name of Subscriber (or its nominee in accordance with Subscriber’s delivery instructions), equal to the number of Securities indicated on Subscriber’s signature page to this Subscription Agreement. The Issuer will deliver to Subscriber as promptly as practicable after the Closing, evidence from the Issuer’s transfer agent of the issuance to Subscriber of their Common Stock or Preferred Stock, as the case may be, on and as of the Closing Date.

c. Subject to the satisfaction or waiver of the conditions set forth in Sections 3.c and 3.d (other than those conditions that by their nature are to be satisfied at Closing, but without affecting the requirement that such conditions be satisfied or waived at Closing):

(i) Subscriber shall deliver to the Issuer (A) no later than the Payment Deadline, the Cash Purchase Price for the Securities by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer, or if paying by Authorized Cryptocurrency, the Cryptocurrency Purchase Price for the Securities in such Authorized Cryptocurrency by transfer to a wallet account specified by Subscriber, and (B) no later than two (2) business days in advance of the anticipated Closing, any other information that is reasonably requested in the notice provided by Issuer (the “Closing Notice”) that is reasonably required or advisable in order to enable the Issuer to issue the Securities, including the legal name of the person (or nominee) in whose name such Securities are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable; and

(ii) On the Closing Date, the Issuer shall deliver to Subscriber the Securities against and upon payment by Subscriber in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. Each book entry for the Common Stock or Preferred Stock shall contain a legend in substantially the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

d. The Issuer’s obligation to effect the Closing shall be subject to the satisfaction on the Closing Date, or, to the extent permitted by applicable law, the waiver by the Issuer, of each of the following conditions:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing;

(ii) the Issuer shall have received copies of the applicable Transaction Documents duly executed by Subscriber (which, for the avoidance of doubt, shall not include the Stockholder Support Agreement unless the Subscriber is included in the definition of each such agreement);

(iii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not be reasonably expected to prevent, materially delay or materially impair the ability of Subscriber to consummate the Closing; and

(iv) no applicable governmental authority with competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) that is then in effect and has the effect of making consummation of the Subscription illegal or otherwise preventing or prohibiting consummation of the Subscription, and no governmental authority with competent jurisdiction shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition.

e. The several obligations of Subscriber to effect the Closing shall be subject to the satisfaction on the Closing Date, or the written waiver by Subscriber, of each of the following conditions:

(i) all representations and warranties of the Issuer contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects or in all respects, as applicable as of such date);

(ii) the Issuer shall have performed, satisfied and complied (unless waived) in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) no applicable governmental authority with competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) that is then in effect and has the effect of making consummation of the Subscription illegal or otherwise preventing or prohibiting consummation of the Subscription and no governmental authority with competent jurisdiction shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition;

(iv) Subscriber shall have received copies of the applicable Transaction Documents duly executed by the Issuer;

(v) the directors and executive officers of the Issuer and the Persons set forth on Exhibit E hereto shall have entered into Stockholder Support Agreements with the Issuer;

(vi) no Material Adverse Effect shall have occurred and be continuing on the Closing Date;

(vii) a copy of the irrevocable instructions to the transfer agent instructing the transfer agent to (x) deliver via restricted book entry Common Shares and Preferred Shares equal to the number of shares of Common Stock and Preferred Stock set forth on the signature page hereto, registered in the name of Subscriber; and (y) from time to time, upon conversion of the Preferred Shares, the Conversion Shares, in form and substance reasonably satisfactory to Subscriber, signed by the Chief Executive Officer or Chief Financial Officer of the Issuer certifying to the fulfillment of the conditions set forth in Section 3.e;

(viii) a legal opinion of Issuer’s Counsel, directed to the Placement Agent and the Subscriber, in a form reasonably acceptable to the Placement Agent and the Subscriber. The Placement Agent shall be entitled to rely on, to be protected in acting upon and, as applicable, be the third-party beneficiary of any opinion delivered in connection with this Subscription Agreement or any Transaction Documents.

(ix) the Issuer shall have furnished to the Subscriber a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating in their respective capacities as officers of the Issuer on behalf of the Issuer and not in their individual capacities that (i) for the period from and including the date of this Subscription Agreement through and including the Closing Date, there has not occurred any Material Adverse Effect, (ii) to their knowledge, after reasonable investigation, as of the Closing Date, the representations and warranties of the Issuer in this Subscription Agreement are true and correct in all material respects and the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in SEC Documents (as defined below), any Material Adverse Effect in the financial position or results of operations of the Issuer, or any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Effect, except as set forth in the SEC Documents. As used herein, “knowledge” means the actual knowledge of the officers of the Issuer; and

(x) the Issuer shall have taken all necessary corporate action such that following the Closing and after obtaining Stockholder Approval the Issuer shall implement the Governance Changes (as defined below) as discussed in Section 6(i) below.

f. Prior to or at the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

4. Issuer Representations and Warranties. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section thereof, the Issuer represents and warrants as of the date hereof and as of the Closing Date, that:

a. Organization and Qualification. The Issuer owns, directly or indirectly, all of the capital stock or other equity interests of each “significant subsidiary”, as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act (each a “Significant Subsidiary”) free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Each of the Issuer and its Significant Subsidiaries has been duly incorporated or organized, as applicable, is validly existing and is in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Issuer and its Significant Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect (as defined below) and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”), has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

b. Authorization; Enforcement; Validity. The Issuer has the requisite corporate power and authority to enter into and perform its obligations under this Subscription Agreement and the other Transaction Documents to which it is a party and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Subscription Agreement and the other Transaction Documents by the Issuer and the consummation by the Issuer of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and no further filing, consent or authorization is required by the Issuer or the Board of Directors or other governmental authority with competent jurisdiction other than any filing, consent or authorization the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect. This Subscription Agreement has been, and the other Transaction Documents to which the Issuer is a party will be prior to the Closing, duly executed and delivered by the Issuer, and each constitutes the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

c. Issuance of Securities. The Securities being purchased by Subscriber hereunder will be duly and validly authorized and, upon issuance pursuant to the terms hereof, against full payment therefor in accordance with the terms of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable, will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Documents or restrictions on transfer under applicable state and federal securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation and bylaws (as in effect at such time of issuance, the “Certificate of Incorporation” and “Bylaws,” respectively) or under the laws of the State of Delaware, and a holder of the Common Shares or Preferred Shares shall be entitled to all rights accorded to a holder of Common Stock or Preferred Stock, as applicable. The Conversion Shares will be duly authorized and reserved for issuance and, upon issuance upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designations, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Documents or restrictions on transfer under applicable state and federal securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Certificate of Incorporation and Bylaws or under the laws of the State of Delaware, and a holder of the Conversion Shares shall be entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties made by Subscriber in Section 5 hereof, the offer and sale of the Securities to Subscriber is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.

d. Private Placement. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Securities by the Issuer to Subscriber or the Other Subscribers in the manner contemplated by this Subscription Agreement or the Other Subscription Agreements, as the case may be.

e. No Conflicts. Assuming the accuracy of Subscriber’s representations and warranties in Section 5, the execution and delivery by the Issuer of the Transaction Documents, and the performance by the Issuer of its obligations under the Transaction Documents, including the issuance and sale of the Securities, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of any (i) indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on: (1) the business, properties, assets, liabilities, or financial condition of the Issuer and its subsidiaries, taken as a whole, (2) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Issuer in connection herewith or therewith or (3) the authority or ability of the Issuer to perform any of its obligations under any of the Transaction Documents (a “Material Adverse Effect”) or materially affect the validity of the Securities or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction, domestic or foreign, having jurisdiction over the Issuer or any of its properties, including the rules and regulations of the Trading Market, and including all applicable laws, rules and regulations of the jurisdiction of incorporation of the Issuer, applicable to the Issuer or any of its subsidiaries or by which any property or asset of the Issuer or any of its subsidiaries is bound, encumbered or otherwise affected that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Common Shares, the Preferred Shares or the Conversion Shares or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement.

f. Conduct of Business; Regulatory Permits. Except as set forth on Schedule 4(f), neither the Issuer nor any of its subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Issuer or any of its subsidiaries, and neither the Issuer nor any of its subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on Schedule 4(f), the Issuer is not in violation of any material rules, regulations or requirements of the Trading Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of trading of the Common Stock by the Trading Market in the foreseeable future. Since the date on which the Issuer consummated its initial public offering of Common Stock (the “IPO Date”), (i) the Common Stock has been listed or designated for quotation on the Trading Market, (ii) trading in the Common Stock has not been suspended by the Commission or the Trading Market and (iii) except as publicly disclosed in filings with the Commission, the Issuer has received no communication, written or oral, from the Commission or the Trading Market regarding the suspension or delisting of the Common Stock from the Trading Market, which has not been publicly disclosed. The Issuer and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Issuer nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Issuer or any of its subsidiaries or to which the Issuer or any of its subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Issuer or any of its subsidiaries, any acquisition of property by the Issuer or any of its subsidiaries or the conduct of business by the Issuer or any of its subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Issuer or any of its subsidiaries.

g. Anti-Dilution. There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Securities or (ii) the Securities to be issued pursuant to any Other Subscription Agreement or upon conversion of the Preferred Shares, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

h. Brokerage Fee. Except for any placement fees payable to the Placement Agent, the Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its issuance and sale of the Securities.

i. Filings, Consents and Approvals. Subject to the receipt of the Stockholder Approval (solely with respect to the Governance Changes) and assuming the accuracy of Subscriber’s representations and warranties in Section 5, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority with competent jurisdiction, self-regulatory organization (including the Trading Market) or other Person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including the issuance of the Securities), other than (i) the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined in the Registration Rights Agreement), (ii) the filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 9.n, (iv) those required by the Issuer’s principal Trading Market and (v) the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or have a material adverse effect on the Issuer’s ability to consummate the transactions contemplated hereby, including the sale and issuance of the Securities.

j. SEC Documents; Financial Statements. Since January 1, 2024, the Issuer has filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. None of the SEC Documents filed under the Exchange Act (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document) contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of any SEC Document that is a registration statement, or included, when filed, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of all other SEC Documents. As of their respective dates, the financial statements of the Issuer included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Issuer as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal yearend audit adjustments which will not be material, either individually or in the aggregate). The Issuer is not currently contemplating to amend or restate any of the financial statements (including any notes or any letter of the independent accountants of the Issuer with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Issuer currently aware of facts or circumstances which would require the Issuer to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Issuer has not been informed by its independent accountants that they recommend that the Issuer amend or restate any of the Financial Statements or that there is any need for the Issuer to amend or restate any of the Financial Statements.

k. Indebtedness and Other Contracts. Except as set forth on Schedule 4(k), the Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Issuer nor any of its subsidiaries, (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Issuer or any of its subsidiaries or by which the Issuer or any of its subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Issuer or any of its subsidiaries; or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Issuer’s officers, has or is expected to have a Material Adverse Effect. Neither the Issuer nor any of its subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Issuer’s or its subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.

l. Capitalization. The capitalization of the Issuer as of the date hereof is as set forth on Schedule 4(1), which Schedule 4(1) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Issuer as of the date hereof. The Issuer has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Issuer’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Issuer’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as a result of the purchase and sale of the Securities and set forth on Schedule 4(l), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 4(l), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of the Issuer or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Issuer or any of its subsidiaries is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any subsidiary. The issuance and sale of the Securities will not obligate the Issuer or any of its subsidiaries to issue shares of Common Stock or other securities to any Person (other than Subscriber). Except as set forth on Schedule 4(l), there are no outstanding securities or instruments of the Issuer or any subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Issuer or any of its subsidiaries. Except as set forth on Schedule 4(l), there are no outstanding securities or instruments of the Issuer or any of its subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Issuer or any of its subsidiaries is or may become bound to redeem a security of the Issuer or such subsidiary. The Issuer does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Issuer are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except as set forth on Schedule 4(l), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Issuer’s capital stock to which the Issuer is a party or, to the knowledge of the Issuer, between or among any of the Issuer’s stockholders.

m. Absence of Certain Changes. Since the date of the Issuer’s most recent audited financial statements contained in the Issuer’s Annual Report on Form 10-K through the date hereof, there has been no Material Adverse Effect, nor any event or occurrence affecting the Issuer or its subsidiaries that, individually or in the aggregate, would be reasonably expected to result in a Material Adverse Effect. Since the date of the Issuer’s most recent audited financial statements contained in the Issuer’s Annual Report on Form 10-K, neither the Issuer nor any of its subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business consistent with past practice or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business consistent with past practice. Neither the Issuer nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Issuer or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Issuer and its subsidiaries, on a consolidated basis, after giving effect to the transactions contemplated hereby to occur at the Closing, are not insolvent.

n. [RESERVED]

o. Shell Company Status. The Issuer has never been a shell company, as described in Rule 144(i)(1) of the Securities Act.

p. Material Changes; No Undisclosed Events, Liabilities, Developments or Circumstances. Since the date of the latest audited financial statements included within the SEC Documents, except as disclosed in the SEC Documents or as set forth on Schedule 4(p), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Issuer has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Issuer’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Issuer has not altered its method of accounting, (iv) the Issuer has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Issuer has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Issuer stock option plans. The Issuer does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by the Transaction Documents or disclosed in the SEC Documents, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Issuer or its Significant Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Issuer under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

q. Acknowledgment Regarding Subscriber’s Purchase of Securities. The Issuer acknowledges and agrees Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to this Subscription Agreement and the transactions contemplated hereby. The Issuer further acknowledges that Subscriber is not acting as a financial advisor or fiduciary of the Issuer (or in any similar capacity) with respect to this Subscription Agreement and the transactions contemplated hereby and thereby and any advice given by Subscriber or any of their respective representatives or agents in connection with this Subscription Agreement and the transactions contemplated hereby and thereby is merely incidental to Subscriber’s purchase of the Securities. The Issuer further represents to Subscriber that the Issuer’s decision to enter into this Subscription Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Issuer and its representatives.

r. Application of Takeover Protections. The Issuer and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholders, business combination, poison pill (including, without limitation, any distribution under a rights agreement), shareholders rights plan or other similar antitakeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to Subscriber as a result of the transactions contemplated by this Subscription Agreement and the other Transaction Documents, including, without limitation, the Issuer’s issuance of the Securities and Subscriber’s ownership of the Securities.

s. Common Stock Listing. At Closing, the issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Issuer’s principal Trading Market. Except as disclosed in the SEC Documents, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by such Trading Market or the Commission with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on such Trading Market. The Issuer has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on such Trading Market. Except as disclosed in the SEC Documents or as set forth on Schedule 4(s), the Issuer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Issuer is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

t. Applicable Law Violations. The Issuer has not received any written communication from a governmental authority with competent jurisdiction that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

u. Side Agreements. The Issuer has not entered into any subscription agreement, side letter or other agreement with any Other Subscriber or any other investor (except with respect to payment method and timing) in connection with such Other Subscriber’s or investor’s direct or indirect investment in the Issuer other than (i) the Other Subscription Agreements, and (ii) the other Transaction Agreements. The terms and conditions of the Other Subscription Agreements are substantially similar to the terms and conditions of this Agreement, and no Other Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Securities) has been amended, modified or waived or shall be amended, modified or waived in a manner that materially benefits any Other Subscriber unless the Subscriber is offered in writing the same benefits (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons).

v. No General Solicitation. Neither the Issuer, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

w. Disclosure. The Issuer confirms that neither it nor any other Person acting on its behalf has provided Subscriber or its agents or counsel with any information that constitutes or would reasonably be expected to constitute material, nonpublic information concerning the Issuer or any of its subsidiaries, other than the information in the investor presentation, provided to Subscriber in connection with the transactions contemplated by this Subscription Agreement, and the existence of the transactions contemplated by this Subscription Agreement and the other Transaction Documents; provided that nothing herein shall be construed as an admission that any such documents contained an material, non-public information. The Issuer understands and confirms that Subscriber may rely on the foregoing representations in effecting transactions in securities of the Issuer. All disclosures provided to Subscriber regarding the Issuer and its subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Subscription Agreement, furnished by or on behalf of the Issuer or any of its subsidiaries, taken as a whole, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Issuer or any of its subsidiaries to Subscriber pursuant to or in connection with this Subscription Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred, and no information exists, with respect to the Issuer or any of its subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Issuer but which has not been so publicly disclosed. All financial projections and forecasts that have been prepared by or on behalf of the Issuer or any of its subsidiaries and made available to Subscriber have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to Subscriber, the Issuer’s best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ materially from the projected or forecasted results). The Issuer acknowledges and agrees that no Subscriber makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5.

x. Certain Fees. Except as set forth in the Transaction Documents, no brokerage or finder’s fees or commissions are or will be payable by the Issuer to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Transaction Documents. Subscriber shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.x that may be due in connection with the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Transaction Documents.

y. Investment Company Status. The Issuer is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Issuer shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act.

z. Registration Rights. Except (i) as set forth on Schedule 4(z), (ii) as have been waived and (iii) as provided for in the Registration Rights Agreement, no Person has any right to cause the Issuer to effect the registration under the Securities Act of any securities of the Issuer.

aa. Derivative Transactions. Anything in this Subscription Agreement or elsewhere herein to the contrary notwithstanding (except for Section 6 hereof), it is understood and acknowledged by the Issuer that: (i) Subscriber has not been asked by the Issuer to agree, nor has Subscriber agreed, to desist from purchasing or selling, long and/or short, securities of the Issuer, or “derivative” securities based on securities issued by the Issuer or to hold the Securities for any specified term following the Closing; (ii) past or future open market or other transactions by Subscriber, specifically including, without limitation, Short Sales (as defined in Section 6) or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Issuer’s publicly-traded securities; (iii) Subscriber, and counter-parties in “derivative” transactions to which Subscriber is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) Subscriber shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction, in each case subject to applicable law. The Issuer further understands and acknowledges that (y) Subscriber may engage in hedging activities at various times during the period that the Securities are outstanding, including without limitation, during the periods that the value of the Conversion Shares issuable with respect to Preferred Shares are being determined and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Issuer at and after the time that the hedging activities are being conducted, in each case subject to applicable law. The Issuer acknowledges that such aforementioned hedging activities do not constitute a breach of this Subscription Agreement or any of the Transaction Documents.

bb. Litigation. Except as set forth on Schedule 4(bb), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer, any Significant Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth in Schedule 4(bb) (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Issuer nor any Significant Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Issuer, there is not, pending or contemplated, any investigation by the Commission involving the Issuer or any current or former director or officer of the Issuer. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Issuer or any Significant Subsidiary under the Exchange Act or the Securities Act.

cc. Real Property. The Issuer and its subsidiaries have good and marketable title to all property (whether real or personal) owned by them which is material to the Issuer and its subsidiaries taken as a whole, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. The property held under lease by the Issuer and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Issuer or its subsidiaries.

dd. Intellectual Property. The Issuer and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Issuer’s and it subsidiaries’ business as now conducted, except as such failure to own, possess, or acquire such rights would not reasonably be expected to result in a Material Adverse Effect. Furthermore: (A) to the knowledge of the Issuer, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Issuer, threatened, action, suit, proceeding or claim by others challenging the Issuer’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Issuer is unaware of any material objective facts which would form a reasonable basis for any such claim, except as such action, suit, proceeding or claim would not reasonably be expected to result in a Material Adverse Effect; (C) the Intellectual Property owned by the Issuer and its subsidiaries, and to the knowledge of the Issuer, the Intellectual Property licensed to the Issuer and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, except as such adjudgment would not result in a Material Adverse Effect, and there is no pending or, to the knowledge of the Issuer, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, except as such action, suit, proceeding or claim would not reasonably be expected to result in a Material Adverse Effect; (D) there is no pending or, to the knowledge of the Issuer, threatened action, suit, proceeding or claim by others that the Issuer or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Issuer or any of its subsidiaries has received any written notice of such claim, except as such action, suit, proceeding or claim would not reasonably be expected to result in a Material Adverse Effect; and (E) to the Issuer’s knowledge, no employee of the Issuer or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Issuer or any of its subsidiaries or actions undertaken by the employee while employed with the Issuer or any of its subsidiaries, except as such violation would not result in a Material Adverse Effect.

ee. Insurance. The Issuer and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Issuer believes to be prudent and customary in the businesses in which the Issuer and its subsidiaries are engaged. Neither the Issuer nor any such subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have, individually or in the aggregate, a Material Adverse Effect.

ff. Environmental Laws. Except as set forth on Schedule 4(ff), neither the Issuer nor any of its subsidiaries (i) is in violation of any statute, any rule, regulation, decision or order of any governmental authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws.

gg. Foreign Corrupt Practices. None of the Issuer or any of its subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

hh. Tax Status. Except as set forth on Schedule 4(hh), the Issuer and its subsidiaries (A) have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and (B) are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Issuer or any of its subsidiaries is contesting in good faith; except those, in each of the cases described in clauses (A) and (B) of this paragraph (hh), that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending material dispute with any taxing authority relating to any of such returns, and the Issuer has no knowledge of any proposed material liability for any tax to be imposed upon the properties or assets of the Issuer for which there is not an adequate reserve reflected in the Issuer’s latest filed financial statements.

ii. Internal Accounting and Disclosure Controls. The Issuer and each of its subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Issuer, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Issuer are being made only in accordance with authorizations of management and directors of the Issuer and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Issuer’s assets that could have a material effect on its financial statements. The Issuer maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Issuer in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Issuer in the reports that it files or submits under the Exchange Act, as applicable, is accumulated and communicated to the Issuer’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as disclosed in the SEC Documents, neither the Issuer nor any of its subsidiaries has received any notice or correspondence from any accountant, governmental entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Issuer or any of its subsidiaries.

jj. IT Systems and Data. (i) The Issuer and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the Issuer’s or any subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the Issuer and its subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data, and (iii) the Issuer and its subsidiaries have implemented backup and disaster recovery technology consistent with commercially reasonable industry standards and practices.

kk. Sanctions Matters. Neither the Issuer nor any of its subsidiaries or, to the knowledge of the Issuer, any director, officer or controlled affiliate of the Issuer or any director or officer of any subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including the Crimea, Zaporizhzhia and Kherson regions, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Issuer nor any of its subsidiaries nor any director, officer or controlled affiliate of the Issuer or any of its subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

ll. Placement Agent. The Issuer hereby acknowledges and agrees that (i) the Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Documents and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Subscriber, the Issuer or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (ii) the Placement Agent has not made nor will make any representation or warranty, whether express or implied, of any kind or character and the Placement Agent has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents and (iii) the Placement Agent will not have any responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (B) the business, affairs, financial condition, operations or properties of, or any other matter concerning the Issuer.

mm. No Disqualification Events; Notice of Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Issuer, any predecessor or affiliated issuer of the Issuer, any director, executive officer or other officer of the Issuer or, to the Issuer’s knowledge, any beneficial owner of 20% or more of the Issuer’s outstanding voting equity securities, calculated on the basis of voting power, or any promoter connected with the Issuer in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”), is subject to any of the “bad actor” disqualifications within the meaning of Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Issuer has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Issuer has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to Subscriber a copy of any disclosures provided thereunder. The Issuer will notify Subscriber in writing, prior to the Closing Date, of (i)  any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

nn. Anti-Money Laundering. To the knowledge of the Issuer, the operations of the Issuer and its subsidiaries are and have been conducted in material compliance with applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Issuer and its subsidiaries conduct business.

oo. Certificates. Any certificate signed by an officer of the Issuer and delivered to Subscriber or to counsel for Subscriber shall be deemed to be a representation and warranty by the Issuer to Subscriber as to the matters set forth therein.

pp. Reliance. The Issuer acknowledges that Subscriber will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

qq. Use of Proceeds. Of the net proceeds from the sale of the Securities, as detailed on Schedule B annexed hereto, (a) up to $1,400,000 million will be utilized for general corporate purposes initiated in the six-month period immediately after the Closing, (b) up to $4,000,000 million may be utilized to (i) for the satisfaction of any portion of the Issuer’s debt (other than payment of trade payables in the ordinary course of the Issuer’s business and prior practices), (ii) for the redemption of any Common Stock or (iii) for the settlement of any outstanding litigation, and (c) the remaining funds will be utilized for the establishment of a new cryptocurrency-related business and to facilitate the purchase of additional cryptocurrency to the extent consistent with the Issuer’s investment policy, as amended or otherwise modified from time to time.

rr. Manipulation of Price. The Issuer has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Issuer, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Securities.

ss. Subscriber Representations. The Issuer acknowledges that there have been no representations, warranties, covenants and agreements made to Issuer by or on behalf of Subscriber, any of its respective affiliates or any of its or their control persons, officers, directors, employees, partners, agents or representatives, expressly or by implication, regarding the transactions contemplated by this Subscription Agreement other than those representations, warranties, covenants and agreements included in this Subscription Agreement (inclusive of the exhibits and schedules attached hereto).

tt. Other Covered Persons. Other than the Placement Agent, the Issuer is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Subscriber or potential purchasers in connection with the sale of any Regulation D Securities.

uu. Financial Condition. Based on the consolidated financial condition of the Issuer as of the Closing Date, after giving effect to the receipt by the Issuer of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Issuer’s assets exceeds the amount that will be required to be paid on or in respect of the Issuer’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Issuer’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Issuer, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Issuer, together with the proceeds the Issuer would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Issuer does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Issuer has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Closing Date. All outstanding secured and unsecured Indebtedness of the Issuer or any Significant Subsidiary, or for which the Issuer or any Significant Subsidiary has commitments, is set forth in the SEC Documents.

vv. Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Issuer or any of its subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Issuer in its filings under the Exchange Act, and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

ww. Sarbanes-Oxley Act. The Issuer is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing provisions thereof that are then in effect.

xx. No Integrated Offering. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5, neither the Issuer, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Issuer for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Issuer are listed or designated.

yy. Transactions with Affiliates and Employees. Except as set forth in the SEC Documents, none of the officers or directors of the Issuer or any Significant Subsidiary and, to the knowledge of the Issuer, none of the employees of the Issuer or any Significant Subsidiary is presently a party to any transaction with the Issuer or any Significant Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Issuer, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Issuer and (iii) other employee benefits, including stock option agreements under any stock option plan of the Issuer.

zz. Labor Relations. No material labor dispute exists or, to the knowledge of the Issuer, is imminent with respect to any of the employees of the Issuer, which could reasonably be expected to result in a Material Adverse Effect. None of the Issuer’s or its subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Issuer or such subsidiary, and neither the Issuer nor any of its subsidiaries is a party to a collective bargaining agreement, and the Issuer and its subsidiaries believe that their relationships with their employees are good. No executive officer of the Issuer or any subsidiary, to the knowledge of the Issuer, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Issuer or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Issuer and its subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

aaa. Stock Option Plans. Each stock option granted by the Issuer under the Issuer’s stock option or equity incentive plans was granted (i) in accordance with the terms of the Issuer’s applicable stock option or equity incentive plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option or award would be considered granted under GAAP and applicable law. No stock option or award granted under the Issuer’s stock option or equity incentive plan has been backdated. The Issuer has not knowingly granted, and there is no and has been no Issuer policy or practice to knowingly grant, stock options or awards prior to, or otherwise knowingly coordinate the grant of stock options or awards with, the release or other public announcement of material information regarding the Issuer or its Significant Subsidiaries or their financial results or prospects.

bbb. Accountants. The Issuer’s accounting firm is set forth in its SEC Reports. To the knowledge and belief of the Issuer, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Issuer’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

ccc. U.S. Real Property Holding Corporation. The Issuer is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Issuer shall so certify upon Subscriber’s request.

ddd. Bank Holding Company Act. Neither the Issuer nor any of its subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Issuer nor any of its subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Issuer nor any of its subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

5. Subscriber Representations and Warranties. Subscriber represents and warrants, as of the date hereof and the Closing Date, that:

a. Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

c. The execution and delivery by Subscriber of this Subscription Agreement, and the performance by Subscriber of its obligations under this Subscription Agreement, including the purchase of the Securities and the consummation of the other transactions contemplated herein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Subscriber (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction, domestic or foreign, having jurisdiction over Subscriber or any of Subscriber’s properties including all applicable laws, rules and regulations of the jurisdiction of incorporation of Subscriber, applicable to Subscriber or any of its subsidiaries or by which any property or asset of Subscriber or any of its subsidiaries is bound, encumbered or otherwise affected that would reasonably be expected to have, individually or in the aggregate, a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

d. Subscriber (i) is either (a) an institutional “accredited investor” (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) or (b) a qualified institutional buyer as defined in Rule 144A under the Securities Act, in either case acknowledges that the sale contemplated hereby is being made in reliance on Section 506(b) of Regulation D under the Securities Act and similar exemptions under state law and is an “institutional account” as defined by FINRA 4512(c), (ii) is acquiring the Common Shares and/or the Preferred Shares, as applicable, and upon the conversion of the Preferred Shares, will acquire the Conversion Shares issuable upon conversion of the Preferred Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Common Shares and/or the Preferred Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an institutional “accredited investor” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Common Shares and/or Preferred Shares, and upon the conversion of the Preferred Shares, will not acquire the Conversion Shares issuable upon exercise of Preferred Shares, with a view to or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber is not an entity formed for the specific purpose of acquiring the Common Shares and/or the Preferred Shares and upon the conversion of the Preferred Shares, acquiring the Conversion Shares issuable upon conversion of the Preferred Shares, unless Subscriber is a newly-formed entity in which all of the equity owners are accredited investors and is an “institutional account” as defined by FINRA Rule 4512(c). Accordingly, Subscriber is aware that this offering of the Securities meets the exemptions from filing under FINRA Rule 5123(b)(1)(A), (C) or (J).

e. Subscriber understands that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act. Subscriber understands that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. Persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act; provided that all of the applicable conditions thereof have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale pursuant to the so-called “Section 4(a)(1 1/2) exemption”), and in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book-entry records representing the Securities shall contain a legend to such effect. Subscriber acknowledges that the Securities will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Securities will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Common Shares and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Subscriber acknowledges and agrees that the Securities will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 until at least six months from the filing of certain required information with the Commission after the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

f. Subscriber understands and agrees that Subscriber is purchasing the Securities directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by or on behalf of the Issuer, any of its affiliates or control persons, officers, directors, employees, partners, agents or representatives, expressly or by implication, regarding the transactions contemplated by this Subscription Agreement, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

g. Subscriber’s acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

h. In making its decision to subscribe for and purchase the Securities, Subscriber represents that it has relied solely upon its own independent investigation, the investor presentation provided to Subscriber and the Issuer’s representations, warranties and covenants set forth in this Subscription Agreement. Without limiting the generality of the foregoing, Subscriber has not relied on any statements, representations or warranties or other information provided by (i) the Placement Agent or any of its affiliates, or any of its officers, directors, employees or representatives or (ii) any other Subscriber’s business and/or legal counsel, concerning the Issuer or the Securities or the offer and sale of the Securities and confirms that none of such Persons has made any representations or warranties to Subscriber in connection with the transactions contemplated by the Transaction Documents. Subscriber acknowledges and agrees that Subscriber has received and has had the opportunity to review such information as Subscriber deems necessary in order to make an investment decision with respect to the Securities and the Issuer, including the SEC Documents and the risk factors set forth therein. Subscriber understands that nothing in this Subscription Agreement or any other materials presented by or on behalf of the Issuer to Subscriber in connection with the purchase of the Securities constitutes legal, tax or investment advice. Subscriber has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. Subscriber understands, based on its experience, the disadvantage to which Subscriber is subject due to the disparity of information between Subscriber and the Issuer. Notwithstanding such disparity, Subscriber has deemed it appropriate to enter into this Subscription Agreement and to consummate the transactions contemplated hereunder.

i. Subscriber became aware of this offering of the Securities solely by means of direct contact between Subscriber and the Issuer, the Placement Agent or a representative of the Issuer or the Placement Agent, and the Securities were offered to Subscriber solely by direct contact between Subscriber and the Issuer, the Placement Agent or a representative of the Issuer or the Placement Agent. Subscriber did not become aware of this offering of the Securities, nor were the Securities offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

j. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including the risks related to the Issuer’s anticipated cryptocurrency treasury strategy as discussed in the investor presentation provided to Subscriber in connection with the transactions contemplated by this Subscription Agreement. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Accordingly, Subscriber is aware that the offering of the Securities meets the institutional account exemptions under FINRA Rule 2111(b).

k. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of an investment in the Securities.

l. Neither Subscriber nor any of its officers, directors, managers, managing members, general partners nor any other Person acting in a similar capacity or carrying out a similar function is (i) a person or entity designated under or the subject of any sanctions, export restrictions, restricted party list, or blocking measures administered by a governmental authority, including but not limited to the List of Specially Designated Nationals and Blocked Persons, the Foreign Sanctions Evaders List, the Menu-Based Sanctions List, the Chinese Military-Industrial Complex Companies List, the Sectoral Sanctions Identification List, the Russia-Related Sanctions Programs or any other sanctions-related list or program administered by OFAC (collectively, “Sanctions Lists”), (ii) directly or indirectly owned or controlled by, or acting on behalf of, a person that is named on a Sanctions List, (iii) organized, incorporated, established, located, operating, conducting business, participating in or facilitating any transaction involving, a resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of Cuba, Iran, North Korea, Syria, Russia, certain regions of Ukraine, or any other country or territory embargoed or subject to comprehensive trade restrictions by the United States, the European Union or any European Union individual member state, including the United Kingdom (collectively, “Sanctioned Jurisdictions”), (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, (v) the Government of Venezuela, as defined in Executive Order 13884, or (vi) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the regulations promulgated by OFAC (31 C.F.R. Parts 500-599) and corresponding enabling statutes, executive orders, and guidance and any similar economic sanctions laws of any country in which Subscriber is performing activities, including for the screening of its investors against the Sanctions Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Securities were legally derived.

m. Subscriber is not currently (and at all times through the Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any “group” consisting solely of Subscriber and one or more of its affiliates.

n. If Subscriber is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with the ERISA Plans, the “Plans”), Subscriber represents and warrants that (i) neither the Issuer, nor any of its affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Securities, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision to acquire and hold the Securities, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with Subscriber’s investment in the Securities and (ii) its purchase of the Securities will not result in a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code, or any applicable Similar Law.

o. Subscriber has, and at the Closing, will have, sufficient funds to pay the Purchase Price pursuant to Section 3.b.

6. Additional Subscriber and Issuer Agreements.

a. Subscriber hereby agrees that, from the date of this Subscription Agreement until the Disclosure Time, neither Subscriber nor any Person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber shall, directly or indirectly, offer, sell, pledge, contract to sell, engage in any hedging activities or execute Short Sales (as defined herein) with respect to securities of the Issuer. For purposes of this Section 6, “Short Sales” shall include all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. For purposes of this Section 6, “Short Sales” shall not include forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis). Notwithstanding the foregoing, (a) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (b) in the case that Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities pursuant to this Subscription Agreement.

b. Notwithstanding anything to the contrary set forth in this Subscription Agreement, Subscriber (and any of Subscriber’s affiliates or any other Person who would be a beneficial owner of Common Stock beneficially owned by Subscriber for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” (as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of which Subscriber is a member) shall be subject to a beneficial ownership limitation (the “Beneficial Ownership Limitation”) of 19.99% (or such other percentage as notified to the Issuer in writing at least one day prior to the issuance of any Common Stock beneficially owned by Subscriber, provided that in no event shall such percentage exceed 19.99%) of the number of shares of Common Stock outstanding as of the applicable measurement date; provided further that Subscriber (and any of Subscriber’s affiliates) may suspend the Beneficial Ownership Limitation in its entirety if, and for so long as, such Beneficial Ownership Limitation is not required to be in effect to ensure compliance with applicable Nasdaq listing requirements with respect to stockholder approval. The Issuer shall be entitled to rely on representations made to it by Subscriber regarding its Beneficial Ownership Limitation. Notwithstanding the foregoing, by written notice to the Issuer (which may be via email), Subscriber may increase or decrease the Beneficial Ownership Limitation to any other percentage specified in such written notice, provided that (A) in no event shall such percentage exceed 19.99% unless such Beneficial Ownership Limitation is not required to be in effect to ensure compliance with applicable Nasdaq listing requirements with respect to stockholder approval and (B) any increase shall not be effective until the sixty-first (61st) day after such written notice is delivered to the Issuer. Upon any such increase by Subscriber of the Beneficial Ownership Limitation applicable to Subscriber, the Beneficial Ownership Limitation may not be further amended by Subscriber without first providing the minimum notice required by this Subscription Agreement.

c. The Issuer shall use its commercially reasonable efforts to obtain the Stockholder Approval by written consent of stockholders or at a special meeting of shareholders (the “Stockholders’ Meeting”) no later than forty (40) days following the date hereof (or seventy (70) days following the date hereof in the event that the staff of the Commission conducts a review of the preliminary information statement filed in connection with any written consent of stockholders or preliminary proxy statement filed in connection with the Stockholders’ Meeting).

d. If the Issuer is unable to obtain the Stockholder Approval by written consent of its stockholders in accordance with applicable law, the Issuer shall use its commercially reasonable efforts to (i) solicit its stockholders’ approval of such resolutions, including engaging a proxy solicitor reasonably acceptable to the requisite holders and causing such proxy solicitor to reasonably assist in the solicitation of proxies in connection with the Stockholders’ Meeting and (ii) cause the Board of Directors to recommend to the shareholders that they approve such resolutions, and all management-appointed proxyholders shall vote their proxies in favor of such resolutions. If Stockholder Approval is not obtained at the Stockholders’ Meeting, the Issuer shall cause an additional stockholder meeting to be held within ninety (90) days of the date of such Stockholders’ Meeting (the “Extended Stockholder Approval Period”). If the Stockholder Approval is not obtained within the Extended Stockholder Approval Period, then the Issuer shall convene additional shareholder meetings every ninety (90) days thereafter until the Stockholder Approval is obtained.

e. The Issuer shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Issuer shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to Subscriber, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

f. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to Subscriber and the Other Subscribers. For clarification purposes, this provision constitutes a separate right granted to Subscriber by the Issuer and negotiated separately by Subscriber, and is intended for the Issuer to treat Subscriber and the Other Subscribers as a class and shall not in any way be construed as Subscriber and the Other Subscribers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

g. The Issuer shall not be obligated to issue any Conversion Shares to a Subscriber pursuant to any of the Transaction Documents if the issuance, when aggregated with all prior issuances of Securities to such Persons, would exceed the Exchange Cap, except that such limitation shall not apply in the event that (A) the Stockholder Approval. Until such Stockholder Approval is obtained the Subscribers shall not be able to convert the Preferred Stock and no Subscriber shall be issued Conversion Shares, upon conversion of any of its Preferred Stock, in an amount greater than the Exchange Cap

h. Effective upon the Closing, the Issuer shall adopt a policy in the form previously agreed to by the Issuer and Faraday in the Lead Investor Agreement (the “Treasury Reserve Policy”), under which the Issuer’s treasury reserve assets will consist of (i) cash and cash equivalents and short-term investments (“Cash Assets”) that exceed working capital requirements and (ii) cryptocurrencies which will serve as the primary treasury reserve asset of the Issuer on an ongoing basis, subject to market conditions and anticipated needs of the business for Cash Assets and oversight by the Co-Chief Executive Officer (as defined below). Prior to the New Directors (as defined below) being appointed to the Board of Directors, the Treasury Reserve Policy shall not be amended, modified or waived without the prior written consent of Co-Chief Executive Officer.

i. In connection with obtaining Stockholder Approval, the Issuer shall increase the equity incentive pool and reserve under the Issuer’s 2020 Stock Equity Incentive Plan to an amount equal to [__] million shares of Common Stock and shall amend the 2020 Stock Equity Incentive Plan to provide for an annual 10% evergreen increase in the number of shares available for award under such plan.

j. Following the Closing and after obtaining Stockholder Approval, the Issuer shall take all necessary corporate action such that (a) the authorized size of the Board of Directors shall be seven, (b) at least two (2) and up to four (4) individuals designated by Faraday shall be appointed to the Board of Directors (each a “New Director” and collectively, the “New Directors”), (c) certain of the New Directors shall be appointed to the Audit Committee, Nominating and Corporate Governance and Compensation Committees of the Board of Directors as shall be designated by Faraday, and (d) an individual designated by Faraday shall be appointed the Co-Chief Executive Officer of the Issuer, and the by-laws of the Issuer shall be amended to create the office of the Co-Chief Executive Officer of the Issuer and to provide that the Co-Chief Executive Officer of the Issuer shall have exclusive control and authority over the implementation of the Treasury Reserve Policy ((a) through (d) collectively, the “Governance Changes”). Promptly following such Board appointments, the Issuer shall (y) add each New Director as a covered party under the Issuer’s current director and officer insurance policy, and (z) deliver to each New Director an indemnification agreement, duly executed by the Issuer and in the same form entered into by the Issuer with each of the Issuer’s other directors. The Issuer shall maintain the number of independent directors on the Board of Directors as required to ensure ongoing compliance with applicable listing standards of the Issuer’s principal Trading Market.

7. Indemnification.

a. The Issuer shall, notwithstanding any termination of this Subscription Agreement in accordance with Section 8.b, indemnify, defend and hold harmless Subscriber and its Affiliates and their respective directors, officers, trustees, general partners, members, stockholders, partners, managers, employees, investment advisors and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each such entity or person, an “Indemnified Person”) to the fullest extent permitted by applicable law, from and against any and all reasonable and documented out-of-pocket losses, claims, damages, liabilities and reasonable and documented costs (including, without limitation, reasonable and documented costs of preparation and investigation and reasonable documented attorneys’ fees and disbursements) and all other reasonable and documented expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any breach of any of the representations, warranties, covenants or agreements made by or to be performed on the part of the Issuer under this Subscription Agreement or the other Transaction Documents or (ii) any action instituted against any Indemnified Person in any capacity, or any of them or their respective Affiliates, by any stockholder of the Issuer who is not an Affiliate of such Indemnified Person, with respect to any of the transactions contemplated by the Transaction Document and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.

b. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys (and one local counsel) at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (b) if any of the conditions to the Closing set forth in Section 3 of this Subscription Agreement are not satisfied at, or are not capable of being satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing, or (c) at the election of Subscriber in the event that the Closing shall not have occurred within four (4) business days of the date hereof, provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach.

9. Miscellaneous.

a. Each party hereto acknowledges that the other party hereto and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties made by such party as set forth herein are no longer accurate in all material respects. Subscriber further acknowledges and agrees that the Placement Agent is a third-party beneficiary of the representations and warranties of Subscriber contained in Section 5 and the Issuer further acknowledges and agrees that the Placement Agent is a third-party beneficiary of the representations and warranties of the Issuer contained in Section 4.

b. Subscriber agrees that none of (i) any Other Subscriber pursuant to Other Subscription Agreements entered into (including the affiliates or controlling persons, members, officers, directors, partners, agents, or employees of any such Other Subscriber), (ii) the Placement Agent, its affiliates or any of its respective affiliates’ control persons, officers, directors or employees, (iii) any affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the Issuer shall be liable to Subscriber or to any Other Subscriber pursuant to this Subscription Agreement or the Other Subscription Agreements, as applicable, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities. On behalf of itself and its affiliates, Subscriber releases each of the entities or individuals described above in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

c. The Issuer and Subscriber are entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or by regulatory bodies.

d. Notwithstanding anything to the contrary in this Subscription Agreement, prior to the Closing, Subscriber may not transfer or assign all or a portion of its rights and obligations under this Subscription Agreement, other than to one or more of its affiliates without the prior consent of the Issuer; provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Subscription Agreement and makes the representations and warranties in Section 5; provided, further, that, no assignment shall relieve the assigning party of any of its obligations hereunder,. In the event of such a transfer or assignment, Subscriber shall complete the form of assignment attached as Schedule C hereto. Any attempted transfer or assignment of the rights and obligations under this Subscription Agreement, other than as set forth in the preceding sentence, will be null and void.

e. The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Securities and to register the Common Shares and the Conversion Shares for resale, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that the Issuer agrees to keep any such information provided by Subscriber confidential.

f. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof other than the duties or obligations as set forth in the other Transaction Documents.

g. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

h. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

i. This Subscription Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

j. Subject to the requirements of the Lead Investor Agreement, each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

k. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (iii) when sent, with no mail undeliverable, “bounceback” or other rejection notice, if sent by email or (iv) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Issuer, to:

Qualigen Therapeutics, Inc.

5857 Owens Avenue, Suite 300

Carlsbad, California 92008

Attention: Kevin A. Richardson II

Email: kevin@pridescapital.com

with a copy (which shall not constitute notice) to:

Lucosky Brookman LLP

101 Wood Avenue South

Woodbridge, New Jersey 08830

Attention: Joseph Lucosky, Esq.

E-mail: jlucosky@lucbro.com

l. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.m OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.m.

m. The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement (the “Disclosure Time”), issue one or more press releases or furnish or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby, and any other material, nonpublic information that the Issuer has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Issuer’s knowledge, Subscriber shall not be in possession of any material, nonpublic information received from the Issuer and the Placement Agent or any of their respective officers, directors or employees. In addition, unless it has already done so by filing the Disclosure Document, on or before the fourth (4th) Business Day following the date of this Subscription Agreement, the Issuer shall file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer shall not publicly disclose the name of Subscriber or any of its affiliates, or include the name of Subscriber or any of its affiliates, without the prior written consent of Subscriber, (i) in any press release or (ii) in any filing with the Commission or any regulatory agency or trading market, except (A) as required by the federal securities law in connection with a Registration Statement or (B) to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under the regulations of any Trading Market or by any other governmental authority with competent jurisdiction, in which case the Issuer shall provide Subscriber with prior written notice of such disclosure permitted under this clause (ii) and reasonably cooperate with such Subscriber regarding such disclosure.

n. In any jurisdiction in which an exemption from registration or qualification is not available, the Issuer will cooperate with the Placement Agent and Subscriber in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and Subscriber may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Issuer shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Issuer shall not be required to produce any new disclosure document. The Issuer will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent and Subscriber may reasonably request for distribution of the Securities. The Issuer will advise the Placement Agent and Subscriber promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

o. Certificates or book-entries evidencing the Securities shall not contain any legend (including the legends set forth in Section 3.c(ii) hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144. The Issuer shall cause its counsel to issue a legal opinion to the Issuer’s transfer agent or the Subscriber promptly after the Effective Date (as defined in the Registration Rights Agreement) if required by the Issuer’s transfer agent to effect the removal of the legend hereunder. If requested, the Issuer shall provide a copy of such legal opinion to the Issuer’s transfer agent to a Subscriber. The Issuer agrees that following the Effective Date or at such time as such legend is no longer required under this Section 9.p, it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Subscriber to the Issuer or the Issuer’s transfer agent of a certificate, book entry statement or other instrument representing Securities, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to each Subscriber a certificate, book entry statement or other instrument representing such Subscriber’s Securities that is free from all restrictive and other legends. The Issuer may not make any notation on its records or give instructions to the Issuer’s transfer agent that enlarge the restrictions on transfer set forth in this Section 9.p. Certificates, book entry statements or other instruments for Securities subject to legend removal hereunder shall be transmitted by the Issuer’s transfer agent to the Investor by crediting the account of the Issuer’s prime broker with the Depository Trust Company System as directed by such Subscriber. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Issuer’s primary Trading Market with respect to the Common Shares as in effect on the date of delivery of Securities issued with a restrictive legend.

p. In addition to such Subscriber’s other available remedies, the Issuer shall pay to a Subscriber, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Securities (based on the VWAP of the Common Stock on the Legend Removal Date) for which the restrictive legend has not been removed pursuant to Section 9.p, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after the Legend Removal Date) for each Trading Day after the Legend Removal Date until such certificate or book entry statement is delivered without a legend and (ii) (a) if the Issuer fails to issue and deliver (or cause to be delivered) to a Subscriber by the Legend Removal Date a certificate or book entry statement representing the Securities that are free from all restrictive and other legends and (b) if after the Legend Removal Date such Subscriber purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of all or any portion of the number of Securities, or a sale of a number of shares of Common Stock equal to all or any portion of the number of Securities that such Subscriber anticipated receiving from the Issuer without any restrictive legend, then, an amount equal to the excess of such Subscriber’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of Securities that the Issuer was required to deliver to such Subscriber by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Subscriber to the Issuer of the applicable Securities and ending on the date of such delivery and payment under this clause (ii).

q. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the Issuer and Subscriber; provided, that (i) no provision of this Subscription Agreement that references the Placement Agent may be amended, modified, terminated or waived in any manner that is adverse to the Placement Agent without the written consent of both Placement Agent and (ii) any rights (but not obligations) of a party under this Subscription Agreement, other than the provisions referenced in (i), may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party.

r. The parties agree that irreparable damage would occur if any provision of this Subscription Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement or to enforce specifically the performance of the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 9.m, in addition to any other remedy to which any party is entitled at law or in equity.

s. Defined terms herein shall apply equally to the singular and plural forms of the terms defined. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Subscription Agreement in its entirety and not to any particular provision hereof, (iv) unless otherwise noted all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Subscription Agreement, and (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first written above.

ISSUER:

QUALIGEN THERAPEUTICS, INC.

By:
	Name:	Kevin A. Richardson II
	Title:	Chief Executive Officer

Signature Page to Subscription Agreement

SUBSCRIBER:

Name of Subscriber:

Signature of Subscriber:

By:

Name:

Title:

Name in which securities are to be registered (if different):

Email Address:

Subscriber’s EIN:

Address:

Attn:

Telephone No:

Facsimile No:

Aggregate Number of Common Shares subscribed for:

Aggregate Number of Preferred Shares subscribed for:

Purchase Price:	$

Form of Payment and Purchase Price:	☐ Cash: $

☐ USDC:

☐ [OTHER]:

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

If you are paying the Purchase Price in Authorized Cryptocurrency, you must pay the total value of each such Authorized Cryptocurrency, as applicable and set forth on Appendix A, free and clear of any liens, encumbrances or other restrictions, to the Issuer’s wallet address specified in the Closing Notice.

Signature Page to Subscription Agreement

EXHIBIT A

Form of Certificate of Designations

(see attached)

EXHIBIT B

Form of Stockholder Support Agreement

(see attached)

EXHIBIT C

Form of Registration Rights Agreement

(see attached)

EXHIBIT D

Key Stockholders

EXHIBIT E

Form of Lead Investor Agreement

(see attached)

SCHEDULE A

LIST AND VALUES OF AUTHORIZED CRYPTOCURRENCIES

Authorized Cryptocurrency	Value
Bitcoin (BTC)	$117,486.60
Ethereum (ETH)	$4,589.57
XRP Ledger (XRP)	$3.11
Build and Build (BNB)	$988.37
Solana (SOL)	$248.74
Dogecoin (DOGE)	$0.28
Tronix (TRX)	$0.35
Cardano (ADA)	$0.93
Chainlink (LINK)	$58.55
Hyperliquid (HYPE)	$24.52

SCHEDULE B

USE OF PROCEEDS

SCHEDULE C

FORM OF ASSIGNMENT

This Subscription Assignment and Joinder Agreement (this “Assignment Agreement”), dated September [●], 2025, is made and entered into by and between (“Subscriber”) and (“Assignee”) and acknowledged by Qualigen Therapeutics, Inc., a Delaware corporation (the “Issuer”).

WHEREAS, the Issuer and Subscriber entered into that certain Subscription Agreement (the “Subscription Agreement”), dated September [●], 2025, pursuant to which Subscriber agreed to subscribe for and purchase shares of the Issuer’s Common Stock (the “Common Shares”) and/or shares of the Issuer’s Series B Convertible Preferred Stock (the “Preferred Shares” and, together with the Common Shares, the “Securities”);

WHEREAS, Subscriber and Assignee are affiliated entities; and

WHEREAS, for administrative reasons, Subscriber desires to assign its rights to subscribe for and purchase of the Securities along with the rights and obligations set forth in the Subscription Agreement of such Securities (the “Assigned Securities”) to Assignee.

NOW, THEREFORE, pursuant to Section 9.d of the Subscription Agreement, and as further described in the table below, Subscriber hereby assigns its rights to subscribe for and purchase the Assigned Securities to Assignee and Assignee hereby (i) accepts the rights to subscribe for and purchase the Assigned Securities and agrees to be bound by and subject to the terms and conditions of the Subscription Agreement, and (ii) expressly makes the representations and warranties in Section 5 of the Subscription Agreement with respect to the Assigned Securities. Notwithstanding the foregoing, this Assignment Agreement shall not relieve Subscriber of any of its obligations under the Subscription Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Subscription Agreement.

The following assignment by Subscriber to Assignee of its rights to subscribe for and purchase all or a portion of the Securities have been made:

Date of Assignment	Subscriber	Assignee	Number of Common Shares and/or Preferred Shares Assigned	Subscriber Revised Subscription Amount	Assignee Subscription Amount

[Signature Page Follows]

IN WITNESS WHEREOF, this Subscription Assignment and Joinder Agreement has been executed by Subscriber and Assignee acknowledged by the Issuer by its duly authorized representative as of the date set forth above.

Acknowledgement by the Issuer:

QUALIGEN, INC.

By:
Name:
Title:

Signature of Subscriber:

By:
Name:
Title:

Signature of Assignee:

By:
Name:
Title:

Assignee’s EIN:

Address:

Attn: